                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               JOHNSON & JOHNSON
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

[Johnson & Johnson Logo]

NOTICE OF ANNUAL MEETING
AND PROXY STATEMENT

                                                                  March 12, 2003

     The Annual Meeting of the Shareowners of Johnson & Johnson will be held on Thursday April 24, 2003 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, to:

     1. Elect directors;

     2. Ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for 2003; and

     3. Transact such other business as may properly come before the meeting.

     Shareowners are cordially invited to attend the meeting. PLEASE NOTE THAT WE HAVE CHANGED OUR ADMISSION CARD PROCEDURES THIS YEAR:

     - If you are a registered shareowner, you will not find an enclosed Request for Admission Card. Instead, there is a box on the proxy card which you should mark to request an Admission Card if you plan to attend.

     - If you are a registered shareowner and vote by telephone or the Internet, there will be applicable instructions to follow when voting to indicate if you would like to receive an Admission Card.

     - If you are a shareowner whose shares are not registered in your own name and you plan to attend, you must request an Admission Card by writing to the Office of the Corporate Secretary, Johnson & Johnson, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933. Evidence of your stock ownership, which you can obtain from your bank or stockbroker, must accompany your letter.

     If you are unable to attend the meeting, you will be able to access the meeting on the Internet. The Company will broadcast the meeting as a webcast through the Johnson & Johnson website at www.jnj.com. The webcast will remain available for replay for one month following the meeting. Visit the Johnson & Johnson website at www.jnj.com and click on the Calendar of Events in the Investor Relations section for details.

                                       By order of the Board of Directors,

                                                 MICHAEL H. ULLMANN
                                                 Secretary

YOU CAN VOTE IN ONE OF THREE WAYS:

     (1) Use the toll-free telephone number on your proxy card to vote by phone;

     (2) Visit the website noted on your proxy card to vote via the Internet; or

     (3) Sign, date and return your proxy card in the enclosed envelope to vote by mail.

                              GENERAL INFORMATION

     SHAREOWNERS ENTITLED TO VOTE. Holders of shares of the Common Stock of the Company of record at the close of business on February 25, 2003 are entitled to notice of and to vote at the Annual Meeting of Shareowners and at any and all adjournments or postponements of the meeting. Each share entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting. On the record date there were 2,969,972,365 shares outstanding.

     Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the shareowners requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

     HOW TO VOTE. Shareowners of record (that is, shareowners who hold their shares in their own name) can vote any one of three ways:

          (1) By Mail: Sign, date and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

          (2) By Telephone: Call the toll-free number on your proxy card to vote by phone. You will need to follow the instructions on your proxy card and the voice prompts.

          (3) By Internet: Go to the website listed on your proxy card to vote through the Internet. You will need to follow the instructions on your proxy card and the website. If you vote through the Internet, you may incur telephone and Internet access charges.

     If you vote by telephone or the Internet, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned your proxy card. IF YOU VOTE BY TELEPHONE OR THE INTERNET, YOU SHOULD NOT RETURN YOUR PROXY CARD.

     If your shares are held in the name of a bank, broker or other holder of record (that is, "street name"), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting also will be offered to shareowners owning shares through most banks and brokers.

     PROXY SOLICITATION. The accompanying proxy is solicited by the Board of Directors of the Company. In that connection, this Proxy Statement is being mailed to the shareowners on or about March 12, 2003 concurrently with the mailing of the Company's 2002 Annual Report. In addition to this solicitation by mail, several regular employees of the Company may solicit proxies in person or by telephone. The Company has also retained the firm of Georgeson Shareholder Communications, Inc. to aid in the solicitation of brokers, banks and institutional and other shareowners for a fee of approximately $11,500, plus reimbursement of expenses. All costs of the solicitation of proxies will be borne by the Company. On the accompanying proxy a shareowner may substitute the name of another person in place of those persons presently named as proxies. In order to vote, a substitute must present adequate identification to the Secretary before the voting occurs.

     CHANGING YOUR VOTE. You may change your vote at any time before the proxy is exercised. If you voted by mail, you may revoke your proxy at any time before it is voted by executing and delivering a timely and valid later-dated proxy, by voting by ballot at the meeting or by giving written notice to the Secretary. If you voted by telephone or the Internet you may also change your vote with a timely and valid later telephone or Internet vote, as the case may be. Attendance at the meeting will not have the effect of revoking a proxy unless you give proper written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the meeting.

     ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT. This Proxy Statement and the Company's 2002 Annual Report are available on the Company's Internet site at www.jnj.com. Instead of receiving paper copies of next year's Proxy Statement and Annual Report in the mail, shareowners can elect to receive an e-mail message which will provide a link to these documents on the Internet. By opting to receive your proxy materials online, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. Johnson & Johnson shareowners who enrolled in the electronic proxy delivery service last year will receive their materials online this year.

     Shareowners of record may enroll in the electronic proxy delivery service for future Annual Meetings of Shareowners by registering online at www.econsent.com/jnj. If you vote by Internet, simply follow the prompts that will link you to www.econsent.com/jnj. Beneficial or "street name" shareowners should see the information provided in the proxy materials mailed to them by their bank or broker.

     JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS. If you are an employee and hold stock in one of the Johnson & Johnson employee savings plans, you will receive one proxy card which covers those shares held for you in your savings plan, as well as any other shares registered in your own name. If you vote in any of the three ways described above, the Trustee of your savings plan will vote your shares as you have directed. In accordance with the terms of the Johnson & Johnson Savings Plan and the Johnson & Johnson Puerto Rico Retirement Savings Plan, if you hold shares in that Plan and do not vote, the Plan Trustee will vote those shares in direct proportion to the shares held in that Plan for which votes have been cast. If you hold shares in any other Johnson & Johnson employee savings plan, including the Savings Plan for Union Represented Employees, and do not vote, the Plan Trustee will not vote those shares.

     REDUCE DUPLICATE MAILINGS. The Company is required to provide an Annual Report to all shareowners who receive this Proxy Statement. If you are a shareowner of record and have more than one account in your name or at the same address as other shareowners of record, you may authorize the Company to discontinue mailings of multiple Annual Reports. To do so, mark the designated box on each proxy card for which you wish to discontinue receiving a duplicate Annual Report. If you are voting by telephone or the Internet you can either follow the prompts when you vote or give us instructions to discontinue mailings of future duplicate Annual Reports.

     SHAREOWNER PROPOSALS. To be included in the Board of Directors' proxy statement and proxy card for the 2004 Annual Meeting of Shareowners, a shareowner proposal must be received by the Company on or before November 12, 2003. In addition, under the terms of the Company's By-Laws, a shareowner who intends to present an item of business at the 2004 Annual Meeting of Shareowners (other than a proposal submitted for inclusion in the Company's proxy materials) must provide notice of such business to the Company on or before November 12, 2003. Proposals and other items of business should be directed to the attention of the Secretary at the principal office of the Company, One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933.

                             ELECTION OF DIRECTORS

     NOMINEES. There are 11 nominees for election as directors of the Company to hold office until the next Annual Meeting and until their successors have been duly elected and qualified.

     If the enclosed proxy is properly executed and received in time for the meeting, it is the intention of the persons named in the proxy to vote the shares represented thereby for the persons nominated for election as directors unless authority to vote shall have been withheld. If any nominee should refuse or be unable to serve, an event which is not anticipated, the proxy will be voted for such person as shall be designated by the Board of Directors to replace such nominee or, in lieu thereof, the Board of Directors may reduce the number of directors.

     All of the nominees were elected to the Board at the last Annual Meeting and all are currently serving as directors of the Company. In accordance with the Board's policy on retirement of directors, Dr. Maxine Singer is not standing for re-election. In addition, Mr. Robert N. Wilson, Senior

Vice Chairman of the Board, has announced his intention to retire from the Company and will not stand for re-election to the Board. Mr. John W. Snow was also elected to the Board of Directors at the last Annual Meeting, but resigned from the Board in January 2003 in order to serve as the U.S. Secretary of the Treasury.

     Following are summaries of the background and business experience and descriptions of the principal occupations of the nominees.

[Gerard N. Burrow,          GERARD N. BURROW, M.D., President and Chief Executive
M.D. Photo]                 Officer, Sea Research Foundation.
                            Dr. Burrow, 70, was elected to the Board of Directors in
                            1993 and is a member of the Nominating & Corporate
                            Governance Committee and Chairman of the Science and
                            Technology Advisory Committee. He has been serving in his
                            current position since January 1, 2002, following 10 years at Yale University. Dr. Burrow had served as Special Advisor to the President of Yale University for Health Affairs since
                            1997, following service since 1992 as Dean of the Yale
                            University School of Medicine. He previously served as Vice
                            Chancellor for health sciences and Dean of the University of
                            California, San Diego School of Medicine. Dr. Burrow is a
                            member of the Institute of Medicine of the National Academy of Sciences and a Fellow of the American Association for the
                            Advancement of Science. He is also a Director of SURx, Inc.
                            and Sea Research Foundation and on the Corporation
                            Sub-Committee for Brown University School of Medicine.

----------------------------------------------------------------------------------------

[James G. Cullen            JAMES G. CULLEN, Retired President and Chief Operating
Photo]                      Officer, Bell Atlantic Corporation.
                            Mr. Cullen, 60, was elected to the Board of Directors in
                            1995 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Cullen retired as President and Chief Operating Officer of Bell Atlantic Corporation in
                            2000. He had assumed those positions in 1998, after having been Vice Chairman since 1995 and, prior to that, President since 1993. He was President and Chief Executive Officer of
                            Bell Atlantic-New Jersey, Inc. from 1989 to 1993. He is a
                            Director of Prudential Life Insurance Company, Agilent
                            Technologies, Inc. and Quantum Bridge Communications Inc.

----------------------------------------------------------------------------------------

[Robert J. Darretta,        ROBERT J. DARRETTA, JR., Executive Vice President; Chief
Jr. Photo]                  Financial Officer and Member, Executive Committee.
                            Mr. Darretta, 56, was elected to the Board of Directors in
                            2002. Mr. Darretta joined the Company in 1968 and held
                            several accounting and finance positions before becoming
                            Managing Director of Ethicon Italy in 1985. He was named
                            President of IOLAB Corporation in 1988 and in 1995 became
                            Treasurer of the Company. Mr. Darretta was named Vice
                            President, Finance and Chief Financial Officer and appointed to the Executive Committee in 1997. He assumed additional
                            responsibilities in his current position in April 2002.

[M. Judah Folkman,          M. JUDAH FOLKMAN, M.D., Senior Associate in Surgery and
M.D. Photo]                 Director, Surgical Research Laboratory, Children's Hospital
                            and Andrus Professor of Pediatric Surgery and Professor of
                            Cell Biology, Harvard Medical School, Department of Surgery.
                            Dr. Folkman, 70, was elected to the Board of Directors in
                            1998 and is a member of the Science and Technology Advisory
                            Committee and the Public Policy Advisory Committee. Dr.
                            Folkman has been with Children's Hospital since 1967, having served as Surgeon-in-Chief of Children's Hospital from 1967 to 1981, and with Harvard Medical School since 1967. He is a member of the National Academy of Sciences and the American
                            Academy of Arts and Sciences. In recognition of his founding the field of angiogenesis research he has received numerous honorary degrees and awards, including, the 2002 Ronald
                            McDonald House Charities Award of Excellence, The Franklin
                            Institute's 2001 Benjamin Franklin Award in Life Science,
                            the 1998 Keio University (Tokyo) Medical Science Prize and
                            the 1997 Charles S. Mott Prize of the General Motors Cancer
                            Research Foundation.

----------------------------------------------------------------------------------------

[Ann Dibble Jordan          ANN DIBBLE JORDAN, Former Director, Social Services
Photo]                      Department, Chicago Lying-In Hospital, University of Chicago
                            Medical Center.
                            Mrs. Jordan, 68, was elected to the Board of Directors in
                            1981 and is a member of the Nominating & Corporate
                            Governance Committee and the Chairman of the Public Policy
                            Advisory Committee. She assumed her previous
                            responsibilities at Chicago Lying-In Hospital in 1970 after having served as a Caseworker and then a Senior Caseworker at the University of Chicago Hospital. She is also a former
                            Assistant Professor at the University of Chicago School of
                            Social Service Administration. She is a Director of
                            Automatic Data Processing, Catalyst and Citigroup Inc. Mrs.
                            Jordan is also a Director of The Phillips Collection, The
                            National Symphony Orchestra, Sloan Kettering Medical Center
                            and The University of Chicago.

----------------------------------------------------------------------------------------

[Arnold G. Langbo           ARNOLD G. LANGBO, Retired Chairman of the Board and Chief
Photo]                      Executive Officer, Kellogg Company.
                            Mr. Langbo, 65, was elected to the Board of Directors in
                            1991 and is a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Langbo retired as Chairman of the Board of Kellogg Company in 2000. He had held that
                            position since 1992 after having been President and Chief
                            Operating Officer of Kellogg since 1990. He also served as
                            Chief Executive Officer from 1992 until 1999. Mr. Langbo
                            joined Kellogg Canada Inc. in 1956 and served in a number of management positions in Canada and the United States before being named President of Kellogg International in 1986. Mr.
                            Langbo is a Director of Weyerhaeuser Company, Whirlpool
                            Corporation and The International Youth Foundation.

[James T. Lenehan      JAMES T. LENEHAN, Vice Chairman, Board of Directors;
Photo]                 President and Member, Executive Committee.
                       Mr. Lenehan, 54, was elected to the Board of Directors
                       and named Vice Chairman of the Board in 2001 and
                       President in April 2002. Mr. Lenehan joined the Company
                       in 1976 and held several marketing management positions
                       before becoming President of McNeil Consumer Products
                       Company in 1990. He became a Company Group Chairman in
                       1993 and was appointed to the Executive Committee in
                       1994. Mr. Lenehan was named Worldwide Chairman, Consumer
                       Pharmaceuticals & Professional Group in 1994 and
                       Worldwide Chairman, Medical Devices & Diagnostics Group
                       in 1999. He is a member of the Board of Trustees of the
                       Healthcare Leadership Council.

--------------------------------------------------------------------------------
[Leo F. Mullin Photo]  LEO F. MULLIN, Chairman and Chief Executive Officer,
                       Delta Air Lines, Inc.
                       Mr. Mullin, 60, was elected to the Board of Directors
                       in 1999 and is a member of the Audit Committee and the
                       Nominating & Corporate Governance Committee. Mr. Mullin
                       has been President and Chief Executive Officer of Delta
                       since 1997 and was named Chairman in 1999. Mr. Mullin
                       was Vice Chairman of Unicom Corporation and its
                       principal subsidiary, Commonwealth Edison Company, from
                       1995 to 1997. He was an executive of First Chicago
                       Corporation from 1981 to 1995, serving as that company's
                       President and Chief Operating Officer from 1993 to 1995,
                       and as Chairman and Chief Executive Officer of American
                       National Bank, a subsidiary of First Chicago
                       Corporation, from 1991 to 1993. Mr. Mullin is also a
                       Director of BellSouth Corporation. He is a member of the
                       board of the Air Transport Association of America and a
                       former Chairman of the International Air Transport
                       Association. He is also a member of The Business Council
                       and The Business Roundtable.

--------------------------------------------------------------------------------
[David Satcher, M.D.,  DAVID SATCHER, M.D., Ph.D., Director, National Center for
Ph.D. Photo]           Primary Care, Morehouse School of Medicine.
                       Dr. Satcher, 62, was elected to the Board of Directors in
                       April 2002 and is a member of the Science and Technology
                       Advisory Committee and the Public Policy Advisory
                       Committee. Dr. Satcher assumed his current post at
                       Morehouse School of Medicine in September 2002. In
                       February 2002, Dr. Satcher completed his four-year term
                       as the Surgeon General of the United States. He also
                       served as the U.S. Assistant Secretary for Health from
                       February 1998 to January 2001. From 1993 to 1998, Dr.
                       Satcher served as Director of the Centers for Disease
                       Control and Prevention and Administrator of the Agency
                       for Toxic Substances and Disease Registry. Dr. Satcher
                       served as President of Meharry Medical College in
                       Nashville, Tennessee from 1982 to 1993. Dr. Satcher is a
                       fellow of the American Academy of Family Physicians, the
                       American College of Preventive Medicine and the American
                       College of Physicians. He has received numerous honorary
                       degrees and awards, including the Jimmy and Rosalynn
                       Carter Award for Humanitarian Contributions to the Health
                       of Humankind, the New York Academy of Medicine Lifetime
                       Achievement Award and the National Association of Mental
                       Illness Distinguished Service Award.

                              HENRY B. SCHACHT, Senior Advisor and Director and
                              Former Chairman of the Board and Chief Executive
                              Officer, Lucent Technologies Inc.; Managing
                              Director and Senior Advisor, E.M. Warburg, Pincus
                              & Co. (currently on non- paid leave of absence).
                              Mr. Schacht, 68, was elected to the Board of
                              Directors in 1997 and is a member of the Audit
                              Committee and the Chairman of the Nominating &
                              Corporate Governance Committee. At Lucent
[Henry B. Schacht Photo]      Technologies, Mr. Schacht served as Chairman of
                              the Board from April 1996 until February 1998 and
                              Chief Executive Officer from February 1996 to
                              October 1997. He returned to Lucent in October
                              2000 as Chairman and Chief Executive Officer and
                              served in the latter position until January 2002,
                              and as Chairman of Lucent until February 2003. Mr.
                              Schacht will continue to serve as a Senior Advisor
                              and Director of Lucent. Mr. Schacht served as
                              Chairman of the Lucent spin-off, Avaya Inc., in
                              2000 until his return to Lucent. Mr. Schacht was
                              Chairman (1977-1995) and Chief Executive Officer
                              (1973-1994) of Cummins Engine Company, Inc. He is
                              also a Director of Aluminum Company of America,
                              The New York Times Company and Knoll, Inc., as
                              well as a member of The Business Council. Mr.
                              Schacht is a former Chairman of the Board of
                              Trustees of The Ford Foundation and a Trustee of
                              the Metropolitan Museum of Art.
--------------------------------------------------------------------------------
[William C. Weldon            WILLIAM C. WELDON, Chairman, Board of Directors
photo]                        and Chief Executive Officer; Chairman, Executive
                              Committee.
                              Mr. Weldon, 54, was elected to the Board of
                              Directors and named Vice Chairman of the
                              Board in 2001 and assumed his current
                              responsibilities in April 2002. Mr. Weldon joined
                              the Company in 1971, and served in several sales,
                              marketing and international management positions
                              before becoming President of Ethicon Endo-Surgery
                              in 1992 and Company Group Chairman of Ethicon
                              Endo-Surgery in 1995. He was appointed to the
                              Executive Committee and named Worldwide Chairman,
                              Pharmaceuticals Group in 1998. Mr. Weldon is a
                              member of The Business Council and The Business
                              Roundtable and a Trustee of Quinnipiac University.

STOCK OWNERSHIP/CONTROL

     The following table sets forth information regarding beneficial ownership of the Company's Common Stock owned by each director and each executive officer named in the Summary Compensation Table (excluding Mr. Ralph S. Larsen, who retired in 2002, as described in footnote (3) below) and by all directors and executive officers as a group. Each of the individuals/groups listed below is the owner of less than one percent of the Company's outstanding shares. Because they serve as co-trustees of two trusts which hold stock for the benefit of others, Messrs. Weldon and Wilson "control" an additional 12,733,266 shares of the Company's stock in which they have no economic interest. In addition to such shares, the directors and executive officers as a group own/control a total of 2,673,113 shares, the aggregate of 15,406,379 shares representing less than 1% of the shares outstanding. All stock ownership is as of February 12, 2003 (except shares held in the Company's Savings Plan, which are listed as of January 31, 2003).

                                                                   SHARES UNDER
                                               NUMBER OF COMMON    EXERCISABLE
NAME                                           SHARES(1)(2)(3)      OPTIONS(4)
----                                           ----------------    ------------
Gerard N. Burrow.............................        15,400            19,350
James G. Cullen..............................        80,940            19,350

                                                                          SHARES UNDER
                                                      NUMBER OF COMMON    EXERCISABLE
NAME                                                  SHARES(1)(2)(3)      OPTIONS(4)
----                                                  ----------------    ------------
Robert J. Darretta..................................       193,677           418,600
M. Judah Folkman....................................         9,496            14,350
Ann Dibble Jordan...................................        20,209            19,350
Arnold G. Langbo....................................        34,481            19,350
James T. Lenehan....................................       142,685           893,600
Leo F. Mullin.......................................        11,682            12,350
Per A. Peterson.....................................        26,711           222,900
David Satcher.......................................         1,013                --
Henry B. Schacht....................................        11,807            17,150
Maxine F. Singer....................................        37,878            17,150
William C. Weldon...................................       183,374           420,600
Robert N. Wilson....................................     1,220,446         1,310,000

All directors and executive officers as a
group(21)...........................................     2,673,113         5,071,500

------------------
(1) Includes an aggregate of 127,294 Common Stock equivalent units credited to non-employee directors under the Deferred Fee Plan for Nonemployee Directors and an aggregate of 43,927 Common Stock equivalent units credited to the named executive officers (69,488 units to all executive officers as a group) under the Executive Income Deferral Plan for an aggregate of 196,782 units to all directors and executive officers as a group. In addition, 101,030 of the shares listed as owned by Mr. Wilson, represent the net gain of shares of Common Stock resulting from the exercise of stock options, of which the actual distribution of these shares to him has been deferred under the terms of the Company's Stock Option Gain Deferral Plan.
(2) The shares described as "owned" are shares of the Company's Common Stock owned by each listed person and by members of his or her household and are held either individually, jointly or pursuant to a trust arrangement. The directors and executive officers disclaim beneficial ownership of an aggregate of 175,679 of these shares, including, 400 shares listed as owned by Dr. Burrow, 30,000 shares listed as owned by Mr. Cullen, 900 shares listed as owned by Mr. Langbo, 1,075 shares listed as owned by Mr. Lenehan, 72 shares listed as owned by Dr. Singer and 100,800 shares listed as owned by Mr. Wilson.
(3) Mr. Larsen has served as neither a director nor an executive officer since April 25, 2002, but is named in the Summary Compensation Table because he served as chief executive officer during part of fiscal year 2002. Mr. Larsen's stock ownership is not included in this table, but he was deemed to have beneficial ownership of 1,328,137 shares of Common Stock, as of October 25, 2002, and 2,586,800 shares under exercisable options, as of December 31, 2002. Mr. Larsen disclaimed beneficial ownership of 229,758 of those shares deemed to be owned by him and an additional 532,246 of those shares represent the net gain of shares resulting from the exercise of stock options, of which the actual distribution of such shares to Mr. Larsen has been deferred until 2004.
(4) Includes shares under options exercisable on February 12, 2003 and options which become exercisable within 60 days thereafter.

     DIRECTORS' FEES, COMMITTEES AND MEETINGS. Directors who are employees of the Company receive no compensation for their services as directors or as members of committees. Each director who is not an employee of the Company receives an award valued at approximately $10,000 in the form of the Company's Common Stock upon first becoming a member of the Board of Directors and receives an annual fee of $65,000 for his or her services as director. Of such annual fee, $20,000 is required to be deferred in Common Stock equivalent units under the Deferred Fee Plan for Nonemployee Directors until termination of his or her directorship. Directors also receive non-retainer equity compensation each year in the form of a stock option grant. The number of options granted is determined annually. In February 2003, the non-employee directors were each granted options to acquire 6,300 shares under the Company's 2000 Stock Option Plan, which was amended by the Board of Directors to allow the grant of stock options to non-employee directors. All grants under the Plan to non-employee directors will be from within the allotment of shares under the Plan, as approved by shareowners in 2000. Previously, non-employee directors were granted stock options under a 1997 plan which had not been approved by shareowners. In addition, directors receive $5,000 for service on a committee of the Board of Directors, or $8,000 if chairperson of the committee. Non-employee directors may receive a meeting fee of $1,500 per day if they attend a committee meeting held on a day other than a Board of Directors meeting day. In fiscal year 2002, a total of $15,000 was paid to four directors for attending such additional committee meetings. A director may elect to defer payment of all or a part of the fees until, or beyond, termination of his or her directorship. Deferred fees (other than the required deferral referred to above) may earn additional amounts based on a hypothetical investment in the Company's Common Stock or, in the case of directors who have served on the Board since prior to January 1, 1996, on the increase in value of units under the Certificate of Extra Compensation Program, up to the time of termination of his/her directorship. Deferred fees beyond termination of directorship can only earn additional amounts based on a hypothetical investment in the Company's Common Stock. All Common Stock equivalent units held in each non-employee director's Deferred Fee Account receive dividend equivalents.

     During the last fiscal year the Board of Directors met nine times. Each director attended at least 75% of the total regularly scheduled and special meetings of the Board of Directors and the committees on which they served, except Dr. Folkman, who did, however, attend more than 75% of the meetings of the Board of Directors.

     The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

     The members of the Audit Committee are Mr. Langbo, Mr. Mullin, Mr. Schacht and Mr. Cullen (Chairman). The Audit Committee is comprised entirely of non-employee, independent members of the Board of Directors and operates under a written charter adopted by the Board of Directors, which is required to be provided to shareowners every three years, unless amended earlier. A copy of the Charter of the Audit Committee, as amended in February 2003, is attached as
Exhibit 1. The Audit Committee assists the Board of Directors in fulfilling its responsibilities of ensuring that management is maintaining an adequate system of internal controls such that there is reasonable assurance that assets are safeguarded and that financial reports are properly prepared; that there is consistent application of generally accepted accounting principles; and that there is compliance with management's policies and procedures. In performing these functions, the Audit Committee meets periodically with the independent auditors, management, and internal auditors (including in private sessions) to review their work and confirm that they are properly discharging their respective responsibilities. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors. The Audit Committee met five times during the last fiscal year.

     The members of the Compensation Committee in fiscal year 2002 were Mr. Cullen, Mr. Snow and Mr. Langbo (Chairman). Mr. Snow resigned from the Board in January 2003. The primary function of the Compensation Committee is to review the compensation philosophy and policy of the Management Compensation Committee, a non-Board committee composed of Messrs. Weldon (Chairman), Lenehan (Vice Chairman), Darretta (Executive Vice President) and Deyo (Vice President, Administration) which determines management and executive compensation (except for executive officers of the Company) and establishes fringe benefit and other compensation policies. The compensation and benefits of the executive officers of the Company (which includes the members of the Management Compensation Committee) is determined by the Compensation Committee. The Compensation Committee is also responsible for the administration of the Company's stock option plans and is the approving authority for management recommendations with respect to option grants. During the last fiscal year there were four meetings of the Compensation Committee. A copy of the Charter of the Compensation Committee, which will become effective on March 31, 2003, is attached as Exhibit 2.

     The members of the Nominating & Corporate Governance Committee are Dr. Burrow, Mrs. Jordan, Mr. Mullin and Mr. Schacht (Chairman). The Nominating & Corporate Governance Committee is responsible for overseeing matters of corporate governance, including the evaluation of the performance and practices of the Board of Directors. The Committee also oversees the process for performance evaluations of each of the Committees of the Board. It is also within the Charter of the Nominating & Corporate Governance Committee to review the Company's management succession plans and executive resources. In addition, the Nominating & Corporate Governance Committee reviews possible candidates for the Board of Directors and recommends the nominees for directors to the Board of Directors for approval. The Nominating & Corporate Governance Committee considers suggestions from many sources, including shareowners, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating & Corporate Governance Committee met four times during the last fiscal year. A copy of the Charter of the Nominating & Corporate Governance Committee, which will become effective on March 31, 2003, is attached as Exhibit 3.

     CORPORATE GOVERNANCE. Each of the Audit, Compensation and Nominating & Corporate Governance Committees met during 2002 in Executive Sessions without members of management present and each of those Committees will do so at least twice during 2003. The non-employee directors will meet at least four times during 2003 in Executive Sessions without the Chairman/CEO or any other member of management present. Under their Charters, each of these Committees is authorized to retain and consult with external advisors, consultants and counsel. A discussion of the role of the Board of Directors in the Company's strategic planning process can be found on the Company's website at www.jnj.com in the Investor Relations section.

     In February 2003, the non-employee members of the Board selected Mr. Cullen to serve as the Presiding Director to chair Executive Sessions of the non-employee directors. The Presiding Director will also be looked upon to act as an intermediary between the non-employee directors and management of the Company when special circumstances exist or communication out of the ordinary course is necessary. In addition, the Presiding Director will review the schedule of and agendas for Board meetings.

     Shareowners are invited to access the new Corporate Governance section of the Johnson & Johnson website, which is expected to be online in April at www.jnj.com.

     CONSULTING AGREEMENT. The Company has entered into a consulting agreement with Dr. Folkman, a member of the Board, pursuant to which, at the Company's request, he may attend and participate in occasional scientific meetings of the Company and its affiliates. In 2002, Dr. Folkman attended one such meeting and received a payment of $3,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company believes that during 2002 all reports for the Company's executive officers and directors that were required to be filed under Section 16 of the Securities Exchange Act of 1934 were filed on a timely basis, except that: Dr. Burrow, a member of the Board, failed to file a report to reflect a purchase of common stock by his wife in 1996, which has subsequently been reported; and Mr. Langbo, a member of the Board, failed to file seven reports to reflect ten purchases of an aggregate of 303 shares of common stock and three sales of an aggregate of 59 shares of common stock executed by brokers for Mr. Langbo's Living Trust and Individual Retirement Accounts between January 2001 and October 2002. These transactions on behalf of Mr. Langbo have subsequently been reported.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reports to and acts on behalf of the Board of Directors by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company. The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors.

     In this context, the Committee has met and held discussions with management and the independent auditors (including private sessions with the internal auditors, the independent auditors, the Chief Financial Officer and the General Counsel). Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors.

     The Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). In addition, the independent auditors provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee and the independent auditors have discussed the auditors' independence from the Company and its management, including the matters in those written disclosures. Additionally, the Committee considered the management consulting services, the financial and other information systems design and implementation services and other non-audit services provided by the independent auditors and the fees and costs billed and expected to be billed by the independent auditors for those services (as shown on page 23 of this Proxy Statement). The Committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent auditors are compatible with maintaining auditor independence.

     In addition, the Committee discussed with management, and took into consideration when issuing this Report, the policy adopted by the Company in January 2002, which prohibits the Company or any of its affiliates from entering into most non-audit related management consulting arrangements with its independent auditors on a going-forward basis. (This policy is discussed in further detail on page 22 of this Proxy Statement.)

     The Committee has discussed with the Company's internal and independent auditors, with and without management present, their evaluations of the Company's internal accounting controls and the overall quality of the Company's financial reporting.

     In reliance on the reviews and discussions with management and the independent auditors referred to above, the Committee believes that the non-audit services provided by the independent auditors are compatible with, and did not impair, auditor independence.

     In further reliance on the reviews and discussions with management and the independent auditors referred to above, the Audit Committee recommended to the Board of Directors on February 10, 2003, and the Board has approved, the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2002, for filing with the Securities and Exchange Commission. The Audit Committee also recommended to the Board of Directors, and the Board has approved, subject to shareowner ratification, the selection of the Company's independent auditors.

                                          Mr. James G. Cullen, Chairman
                                          Mr. Arnold G. Langbo
                                          Mr. Leo F. Mullin
                                          Mr. Henry B. Schacht

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

                      COMPENSATION COMMITTEE OF THE BOARD

     The Compensation Committee is composed entirely of non-employee, independent members of the Board of Directors. It is the Compensation Committee's responsibility to review and approve all compensation actions for the Chief Executive Officer and other executive officers of the Company.

              JOHNSON & JOHNSON COMPENSATION POLICY AND OBJECTIVES

     Johnson & Johnson's executive compensation programs are designed to enable the Company to attract, retain and motivate the high caliber of executives required for the success of the business. Overall, the intent of Johnson & Johnson's Executive Compensation Program is to provide compensation opportunities that are comparable to the opportunities provided by a select group of high performing companies similar to Johnson & Johnson, as described below. This objective is achieved through a variety of compensation programs, summarized below, which support both the current and long-term performance of the business.

     The primary responsibility of the Company's Chief Executive Officer and executive officers is to ensure the long-term health and growth of the Company. This responsibility is summarized in the Johnson & Johnson Credo, which defines the obligations of Johnson & Johnson employees to strengthen the ethical, human and business foundations of the Company. The Credo describes the responsibilities of the Company to its customers and others with whom it does business, to its employees, to the communities in which the Company has a presence as well as to the world community, and to its shareowners. The Credo merges these business and ethical responsibilities by stating: "When we operate according to these principles, the stockholders should realize a fair return."

     The compensation of Johnson & Johnson's Chief Executive Officer is determined by the Compensation Committee of the Board of Directors based on its assessment of the Company's financial and non-financial performance against the background of the factors and principles outlined in the Credo. With respect to financial performance, the Committee has identified several factors that are critical to the success of the business, including Sales Growth, Earnings Per Share (EPS) Growth, increase in Cash Flow, New Product Flow and growth in Shareowner Value. In evaluating performance against these factors, Johnson & Johnson's results are compared to results of a premium group of high performing companies in the consumer, pharmaceutical, medical device and diagnostics health care fields with comparable sales volumes and above average EPS growth rates and financial strength. There are currently forty-five companies in this comparison group, which is subject to occasional change as the Company or its competitors change their focus, merge or are acquired, or as new competitors emerge.

     Sales Growth is measured as the percentage increase in sales volume from one year to the next. EPS Growth is assessed in the same manner. Cash Flow is measured as the Net Cash Flows from Operating Activities as reported in the Consolidated Statement of Cash Flows. New Product Flow is assessed by reviewing the percentage of sales resulting from the sale of new products introduced in the past five years. Shareowner Value is measured as the increase in stock price plus dividend return over a five-year period.

     The Committee also reviews non-financial factors as part of the overall evaluation of performance. Such non-financial factors typically include managing Credo responsibilities, talent management (including developing a diverse superior talent pool), Process Excellence and progress in research and development.

     The Compensation Committee believes it is crucial that these financial and non-financial factors are managed well, in order to ensure superior return to Johnson & Johnson's shareowners over the long-term. Therefore, while performance in these areas is reviewed on an annual basis, the primary consideration in assessing performance is corporate results over a longer period, usually five years. No specific fixed weighting or formula is applied to these factors in determining performance. Rather, the Compensation Committee exercises its judgment in evaluating these factors and in determining appropriate compensation.

     A discussion of 2002 performance reviewed by the Compensation Committee can be found under "Decisions on 2002 Compensation."

                   JOHNSON & JOHNSON'S COMPENSATION PROGRAMS

BASE SALARY

     The Base Salary for all employees exempt from the Fair Labor Standards Act, which includes executives, is managed through the Johnson & Johnson Salary Administration Program. Under this Program, increases in Base Salary are governed by guidelines covering three factors: Merit (an individual's performance); Market Parity (to adjust salaries of high performing individuals based on the competitive market); and Promotions (to reflect increases in responsibility). In assessing Market Parity, the Company targets to pay base salaries that are, overall, equal on average to the select group of premium companies referred to above.

     These guidelines are set each year and vary from year to year to reflect the competitive environment and to control the overall cost of salary growth. Merit increases are based on individual performance and can range from 0% to over 200% of the merit guideline.

     The domestic salary guideline for all exempt employees for 2002 was 4.5% for merit increases and will be 4.0% for 2003. Guidelines for market parity and promotion adjustments are as approved in each operating company's budget. Those guidelines are determined based on each unit's overall competitive position with respect to salaries paid versus the marketplace.

CASH AND STOCK INCENTIVE COMPENSATION PROGRAMS

     To reward performance, Johnson & Johnson provides its executive officers with additional current compensation in the form of executive cash bonus and stock awards which is competitive with annual incentives provided by other companies in the premium community. No fixed weighting or formula is applied by the Compensation Committee to corporate performance versus individual performance in determining incentive cash bonus and stock awards for the Chief Executive Officer and executive officers. The amounts of Awards to executive officers are determined by the Committee acting in its discretion subject to the maximum amounts specified in the Company's Executive Incentive Plan. Such determination, except in the case of the Award for the Chairman, is made after considering the recommendations of the Chairman and such other matters as the Committee deems relevant. The Committee, acting in its discretion, may determine to pay a lesser Award than the maximum specified. For the Chief Executive Officer and other executive officers the amount of the total incentive is divided between cash and stock at the discretion of the Committee.

STOCK OPTIONS

     The Stock Option Plan is a long-term plan designed to link executive rewards with shareowner value over time. Johnson & Johnson's award practice uses a percentage of each year's base salary, expressed as a range of opportunity, to arrive at the range of option shares available to be granted. Individual grants are made annually and vary within that range based on performance. This "annual multiple" approach results in grants which vary from year to year based on assessed performance, stock price and base salary.

     No stock option awards are made in the absence of satisfactory performance. Performance is evaluated by the Compensation Committee based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining stock option awards. Specifically, for the Chief Executive Officer and other named executive officers, the Committee does not apply a mathematical formula that relates financial and/or non-financial performance to the number of options awarded.

     In the event that the stock price declines to a level below the option grant price, options are not revalued or reissued. Vesting in awards made prior to December 1997 generally occurred over a period from two to six years. Vesting in awards granted in or after December 1997 generally occurs three years from grant.

CERTIFICATES OF EXTRA COMPENSATION

     Certificates of Extra Compensation (CECs) provide deferred compensation that is paid at the end of an executive's career. CECs are performance units that measure the Company's value based on a formula composed of one-half of the Company's net asset value and one-half of its earning power value, relative to the number of shares of Johnson & Johnson Common Stock outstanding. Earning power value is calculated by taking the capitalized value of earnings averaged over the previous five years.

     The CEC program uniquely reflects Johnson & Johnson's commitment to the long-term. No awards are paid out to executives during employment. Although the units vest over a five-year period from grant, the final value of those units is not determined until retirement or termination of employment. The value of the program is purely performance driven. The Company pays dividend equivalents on units awarded. Dividend equivalents are paid at the same rate provided to shareowners on a share of Johnson & Johnson Common Stock, and are paid quarterly.

     Awards of CECs to the Chief Executive Officer and executive officers are targeted to provide an above average long-term compensation opportunity as compared to the premium community. Award amounts are based on the Compensation Committee's evaluation of individual performance, based on the executive's individual contribution to the long-term health and growth of the Company and the Company's performance based on the factors discussed above. No fixed weighting or formula is applied to corporate performance versus individual performance in determining CEC awards.

DECISIONS ON 2002 COMPENSATION

     In reviewing and approving compensation actions for the Chief Executive Officer and the other executive officers, the Compensation Committee of the Board evaluated Johnson & Johnson's performance in 2002 versus goals identified for both financial and non-financial factors.

     Johnson & Johnson's performance for the most recent five year period ranked in the upper third of the premium community companies in all financial factors considered: Sales Growth, Shareowner Value, EPS Growth Rate and increase in Cash Flow. The Company met its goal for New Product Flow.

     With respect to non-financial performance, management continued to excel in the areas of managing Credo responsibilities, talent management, Process Excellence and progress in research and development. Various initiatives undertaken by Johnson & Johnson embody the principles of the Credo by addressing its responsibilities to its customers, employees and the community. Progress was made in developing a high performing, superior talent pool that is also diverse in many ways, including race, gender, cultural background and experiences. The Company realized significant results from various Process Excellence initiatives, and progress was documented in new product development.

     The Compensation Committee of the Board also reviewed Johnson & Johnson's compensation philosophy and strategy during 2002 to validate and reaffirm the basis of the program. The Committee met with members of an external compensation consulting firm as part of this review both with internal staff and in Executive Session. Additionally, the Committee reviewed, discussed and considered the Conference Board Commission's findings and recommendations on Executive Compensation, and the compensation-related issues in the Sarbanes-Oxley Act and the proposed listing requirements for the New York Stock Exchange.

     The Committee met in Executive Session to discuss all these matters and to discuss compensation decisions.

     Mr. Weldon was awarded an annual salary increase in March 2002 of 31% which reflected his annual merit increase and a promotional increase to recognize his appointment as Chief Executive Officer and Chairman of the Board of Directors. His other compensation awards were made based upon the Compensation Committee's assessment of the Company's financial performance in the five areas outlined above and its non-financial performance against the background of the Credo as outlined above. The 2002 annual incentive (comprised of cash bonus and stock award) paid to Mr. Weldon was slightly above the target amount. Awards under the Stock Option and Certificate of Extra Compensation program were based on Mr. Weldon's new position and reflect the Compensation Committee's assessment of performance. The stock option awards and CECs shown in the Summary Compensation Table reflect awards made in February 2003 for 2002 performance.

     The above performance results were evaluated based on the overall judgment of the Compensation Committee with no fixed or specific mathematical weighting applied to each element of performance. Based on the Compensation Committee's judgment, compensation awards for 2002, in total, were consistent with established targets.

     During 2002, Mr. Larsen served as Chief Executive Officer until April 25, 2002, and retired from the Company as of July 1, 2002. In anticipation of his retirement, no compensation actions were taken in 2002 with respect to his base salary, nor did he receive a bonus payment, stock option or CEC grant for 2002 performance.

TAX DEDUCTIBILITY CONSIDERATIONS

     The Compensation Committee has reviewed the Company's compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the "Act") and the final regulations interpreting the Act which have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, the Committee has determined that the Johnson & Johnson Stock Option Plans, as previously approved by shareowners, meet the requirements for deductibility under the Act. In order to permit the future deductibility of cash bonus and stock incentive awards for certain executive officers of the Company, the Committee and the Board of Directors have adopted an Executive Incentive Plan that was approved by shareowners. As a result, all bonus and stock awards qualify as performance based and are not subject to the tax deductibility limitation of Section 162(m). In addition, the Committee has approved the Executive Income Deferral Plan that allows an individual to elect to defer a portion of Base Salary, CEC Dividend Equivalents and Cash and Stock Bonus Awards. Participation in the Plan is limited to Executive Committee members and is voluntary. Accordingly, any amounts that would otherwise result in non-tax deductible compensation may be deferred under the Plan. As a result of the implementation of the Johnson & Johnson Executive Incentive Plan and elections made under the Executive Income Deferral Plan, the Company maximizes the tax deduction available under Section 162(m). However, in some cases, the Compensation Committee may elect to exceed the tax-deductible limits. This may be necessary for the Company to meet competitive market pressures and to ensure that it is able to attract and retain top talent to successfully lead the organization.

                                               Arnold G. Langbo, Chairman
                                               James G. Cullen

                      SHAREOWNER RETURN PERFORMANCE GRAPHS

     Set forth below are line graphs comparing the cumulative total shareowner return on the Company's Common Stock for periods of five years and eight years ending December 31, 2002 against the cumulative total return of the Standard & Poor's 500 Stock Index, the Standard & Poor's Pharmaceutical Index and the Standard & Poor's Health Care Equipment Index. The graphs and tables assume that $100 was invested on December 31, 1997 and December 31, 1994 in the Company's Common Stock, the Standard & Poor's 500 Stock Index, the Standard & Poor's Pharmaceutical Index and the Standard & Poor's Health Care Equipment Index and that all dividends were reinvested. The Standard & Poor's Pharmaceutical Index and Health Care Equipment Index are not available for periods prior to January 1, 1995.

            FIVE-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1997-2002)

[LINE GRAPH]

--------------------------------------------------------------------------------
                        1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------
 Johnson & Johnson     $100.00   $129.02   $145.09   $165.78   $188.69   $173.84
 S&P 500 Index         $100.00   $128.58   $155.63   $141.46   $124.66   $ 97.12
 S&P Pharm Index       $100.00   $149.00   $131.14   $178.75   $152.76   $122.16
 S&P H/Care Equip
  Index                $100.00   $141.57   $130.50   $191.53   $181.79   $158.78

           EIGHT-YEAR CUMULATIVE TOTAL SHAREOWNER RETURN (1994-2002)

[LINE GRAPH]

--------------------------------------------------------------------------------------------------------------
                        1994      1995      1996      1997      1998      1999      2000      2001      2002
--------------------------------------------------------------------------------------------------------------
 Johnson & Johnson     $100.00   $159.10   $187.92   $252.42   $325.67   $366.21   $418.47   $476.31   $438.81
 S&P 500 Index         $100.00   $137.54   $169.09   $225.49   $289.93   $350.93   $318.99   $281.11   $219.00
 S&P Pharm Index       $100.00   $159.95   $200.73   $308.30   $459.36   $404.32   $551.08   $470.98   $376.61
 S&P H/C Equip Index   $100.00   $168.83   $196.37   $241.44   $341.81   $315.08   $462.43   $438.91   $383.35

                             EXECUTIVE COMPENSATION

     The following table shows, for each of the last three fiscal years, the annual compensation paid to or earned by the Company's Chief Executive Officer, the other four most highly compensated executive officers and the Company's former Chief Executive Officer who retired in 2002 (the "Named Officers") in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION(1)           LONG TERM
                              ------------------------------------   COMPENSATION
        NAME                                              OTHER         AWARDS
         AND                                              ANNUAL     ------------   ALL OTHER
      PRINCIPAL                                          COMPEN-       OPTIONS       COMPEN-
      POSITION         YEAR   SALARY($)     BONUS($)    SATION($)        (#)        SATION($)
      ---------        ----   ----------   ----------   ----------   ------------   ---------
                                                  (2)          (3)    (4)(5)(6)       (7)
W. C. Weldon           2002   $1,097,115   $1,207,500   $  786,924      450,000     $ 49,370
Chairman/CEO           2001      863,462      871,761      415,144      600,000       38,856
                       2000      712,500      675,385      298,171      240,000       32,063
R. N. Wilson(8)        2002   $1,050,000   $  557,000   $2,216,844           --     $ 47,250
Senior Vice            2001    1,050,000    1,113,508    1,952,601      100,000       47,250
Chairman               2000      980,000    1,049,689    1,420,374      500,000       44,100
J. T. Lenehan          2002   $  930,769   $  897,750   $  841,734      250,000     $ 41,885
Vice Chairman          2001      842,308      864,965      644,161      400,000       37,904
                       2000      730,000      625,385      440,471      240,000       32,850
R. J. Darretta         2002   $  790,385   $  640,000   $  515,569      135,000     $ 35,567
Executive Vice         2001      750,000      604,679      452,689      150,000       33,750
President/CFO          2000      650,000      575,479      343,227      200,000       29,250
P.A. Peterson          2002   $  672,385   $  558,250   $  327,598      135,000     $ 30,257
Chairman, R&D          2001      596,554      431,743      179,785      150,000       26,845
Pharmaceuticals        2000      462,538      311,518      126,160       93,000       20,006
Group
R. S. Larsen(9)        2002   $  791,827   $       --   $1,194,300           --     $126,012
Former Chairman/       2001    1,525,000    1,610,868    2,143,569           --       68,625
CEO                    2000    1,435,000    1,550,287    1,653,620    1,500,000       64,575

------------------

(1) Includes amounts paid and deferred.

(2) Bonus amounts are comprised of cash and the fair market value of stock awards on the date award is issued.

(3) Amounts include dividend equivalents paid under the Certificate of Extra Compensation (CEC) Program (long-term incentive plan).

(4) Adjusted to reflect Company's two-for-one stock split in May 2001.

(5) Stock option awards listed for 2002 were granted on February 10, 2003 as compensation for fiscal year 2002. The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. All of the options become exercisable on the third anniversary of date of grant, which is the same vesting schedule for all executives granted options on such date.

(6) In 2001, the Compensation Committee changed the timing of granting annual stock option grants to all eligible employees, including executive officers of the Company. For fiscal year 2000 and prior years, annual stock option awards were granted to executive officers in December of each year. Starting with fiscal year 2001, stock option awards are granted in February of the following year. As a result, no stock options were granted to the Named Officers in fiscal year 2001. However, the stock option awards granted to the Named Officers in February 2002, as compensation for performance in 2001, are listed as compensation for 2001.

(7) Amount shown is the Company's matching contribution to the 401(k) Savings Plan and related supplemental plan. In addition, the amount shown for Mr. Larsen for 2002 also includes the incremental cost to the Company of his retirement perquisites, as described in footnote (9) below, which were $90,380 in the aggregate, and consisted of use of Company aircraft ($10,600) and office space and equipment and secretarial support ($79,780).

(8) Mr. Wilson's 2002 compensation reflects a change in responsibilities in April 2002 when he left the Executive Committee in anticipation of his retirement in early 2003.

(9) Mr. Larsen retired from the Company in 2002 having served as Chairman/CEO and a member of the Board of Directors until April 25, 2002. Mr. Larsen receives retirement perquisites of office space and equipment, secretarial support and occasional use of Company aircraft, pursuant to a letter of understanding with the Company, but receives no severance or retirement payments, other than his Company pension as described in the Pension Plan Table. As part of this arrangement, Mr. Larsen has agreed to participate in events and activities on behalf of the Company for the next five years for no fee or payment, other than reimbursement of costs and expenses incurred. All taxes arising from use of Company aircraft are the responsibility of Mr. Larsen.

STOCK OPTIONS

     Starting with fiscal year 2001, stock option awards are granted to all eligible employees, including executive officers of the Company, in February, as compensation for performance in the prior fiscal year. The following table contains information with respect to the grant of stock options under the Company's 2000 Stock Option Plan to the Named Officers in February 2003, as compensation for performance in 2002.

                 OPTION GRANTS WITH RESPECT TO LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS
                      --------------------------------------------------
                        NUMBER OF     % OF TOTAL
                       SECURITIES      OPTIONS
                       UNDERLYING     GRANTED TO   EXERCISE                GRANT DATE
                         OPTIONS      EMPLOYEES     PRICE     EXPIRATION     PRESENT
NAME                  GRANTED(#)(1)    FOR 2002     ($/SH)       DATE      VALUE($)(2)
----                  -------------   ----------   --------   ----------   -----------
William C. Weldon...     450,000          1.0%      $52.20     2/8/13      $6,277,500
Robert N. Wilson....          --           --           --       --                --
James T. Lenehan....     250,000          0.6%      $52.20     2/8/13      $3,487,500
Robert J. Darretta..     135,000          0.3%      $52.20     2/8/13      $1,883,250
Per A. Peterson.....     135,000          0.3%      $52.20     2/8/13      $1,883,250
Ralph S. Larsen.....          --           --           --       --                --

------------------
(1) The options were granted at an exercise price equal to the fair market value of the Company's Common Stock on February 10, 2003, the date of grant. All of the options become exercisable on the third anniversary of the date of grant, which is the same vesting schedule for all executives granted options on such date.

(2) The grant date present values per option share were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price.

    The options expiring on February 8, 2013 had a grant date present value of $13.95 per option share. The Black-Scholes model was used with the following assumptions: volatility of 29% based on a historical weekly average over five years; dividend yield of 1.35%; risk free interest of 3.04% based on a U.S. Treasury rate of five years; and a five year option life.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table sets forth information with respect to the Named Officers concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                OPTIONS AT YEAR END         IN-THE-MONEY OPTIONS AT
                                SHARES                                2002(#)                 YEAR END 2002($)(1)
                             ACQUIRED ON        VALUE       ---------------------------   ---------------------------
           NAME              EXERCISE(#)     REALIZED($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             --------------   ------------   -----------   -------------   -----------   -------------
William C. Weldon.........      39,400       $ 1,354,162       460,400        840,000     $ 7,735,220    $  580,800
Robert N. Wilson..........     225,200       $10,789,580     1,310,000        600,000     $29,747,456    $1,210,000
James T. Lenehan..........          --       $        --       893,600        680,000     $21,891,640    $1,400,000
Robert J. Darretta........          --       $        --       418,600        364,400     $ 7,753,826    $  827,584
Per A. Peterson...........      64,600       $ 3,394,506       222,900        243,000     $ 5,493,687    $  480,660
Ralph S. Larsen...........          --       $        --     2,586,800      1,500,000     $58,936,700    $3,630,000

------------------
(1) Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($53.11).

CERTIFICATE OF EXTRA COMPENSATION PROGRAM

     The following table provides information concerning awards made in February 2003 as compensation for performance during the last fiscal year to the Named Officers under the Company's Certificate of Extra Compensation (CEC) Program.

           LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(1)

                                                                               ESTIMATED
                                                 NUMBER       PERIOD UNTIL       FUTURE
NAME                                           OF UNITS(#)     PAYOUT(2)      PAYOUT($)(3)
----                                           -----------    ------------    ------------
William C. Weldon............................    306,000                       $4,351,320
Robert N. Wilson.............................         --                               --
James T. Lenehan.............................    120,000                        1,706,400
Robert J. Darretta...........................    110,000                        1,564,200
Per A. Peterson..............................     25,000                          355,500
Ralph S. Larsen..............................         --                               --

---------------
(1) Since 2001 annual long-term incentive compensation has been awarded to all eligible employees, including executive officers of the Company, in February, as compensation for performance in the prior fiscal year. Accordingly, this table shows the CEC units awarded to the Named Officers in February 2003, as compensation for performance in 2002.

(2) Awards are paid out upon retirement or other termination of employment.

(3) The value used is the value as of the end of the last fiscal year and was $14.22 per CEC unit. The value of the CEC units is subject to increase or decrease based on the performance of the Company.

     Since 1947, the Company has maintained a deferred compensation program under which awards of CEC units may be made to senior management and other key personnel of the Company and its subsidiaries worldwide. Typically, an award of CEC units provides for a specified number of units which vest over a five year period, though no awards are paid out to a participant until retirement or other termination of employment. During employment, dividend equivalents are paid to participants on CEC units in the same amount and at the same time as dividends on the Company's Common Stock. The CEC units are valued in accordance with a formula based on the Company's net assets and earning power over the five preceding fiscal years. Until paid at retirement or termination of employment, the final value of the CEC units is subject to increase or decrease based on the performance of the Company. The value as of the end of the last fiscal year was $14.22 per CEC unit. The cumulative number of CEC units earned as of the end of the last fiscal year by each of the Named Officers during their careers with the Company, valued for illustrative purposes at the $14.22 per unit value, are: Mr.
W. C. Weldon 435,200 CEC units ($6,188,544); Mr. R. N. Wilson 2,396,000 CEC units ($34,071,120); Mr. J. T. Lenehan 718,400 CEC units ($10,215,648); Mr. R.
J. Darretta 516,000 CEC units ($7,337,520) and Dr. P. A. Peterson 136,000 CEC units ($1,933,920). Upon Mr. Larsen's retirement, he had earned 2,646,400 CEC units valued at $33,302,752.

RETIREMENT PLAN

     The following table shows the estimated annual retirement benefit payable on a straight life annuity basis to participating employees in the compensation and years of service classifications indicated, under the Company's Retirement Plan. The Retirement Plan generally covers salaried U.S. employees of the Company and designated subsidiaries on a non-contributory basis.

                               PENSION PLAN TABLE

 FIVE YEAR
  AVERAGE                      ANNUAL BENEFITS FOR YEARS OF SERVICE
  COVERED      --------------------------------------------------------------------
COMPENSATION   15 YEARS   20 YEARS    25 YEARS    30 YEARS    35 YEARS    40 YEARS
------------   --------   --------    --------    --------    --------    --------
   800,000     195,800      261,000     326,300     391,500     456,800     522,100
 1,050,000     258,300      344,400     430,500     516,600     602,700     688,800
 1,300,000     320,800      427,700     534,700     641,600     748,500     855,500
 1,550,000     383,300      511,100     638,800     766,600     894,400   1,022,200
 1,800,000     445,800      594,400     743,000     891,600   1,040,200   1,188,900
 2,050,000     508,300      677,800     847,200   1,016,700   1,186,100   1,355,600
 2,300,000     570,800      761,100     951,400   1,141,700   1,332,000   1,522,300
 2,550,000     633,400      844,500   1,055,600   1,266,700   1,477,800   1,689,000
 2,800,000     695,900      927,800   1,159,800   1,391,700   1,623,700   1,855,700
 3,050,000     758,400    1,011,200   1,264,000   1,516,800   1,769,600   2,022,400
 3,300,000     820,900    1,094,500   1,368,200   1,641,800   1,915,400   2,189,100
 3,550,000     883,400    1,177,900   1,472,300   1,766,800   2,061,300   2,355,800

     Covered compensation includes regular annual earnings, dividend equivalents paid on non-vested CEC units, amounts paid under the Company's Standards of Leadership Award Program, amounts paid under the Company's Executive Incentive Plan and amounts deferred under the Company's Executive Income Deferral Plan. The calculation of retirement benefits is based upon final average earnings (the average of the highest covered compensation during the five consecutive years out of the last ten years of employment with the Company). The benefits are subject to an offset based on the Age 65 Primary Social Security Benefit. Five-Year Average Covered Compensation for the Named Officers as of the end of the last fiscal year is: Mr. W. C. Weldon $1,645,256; Mr. R. N. Wilson $2,141,303; Mr. J. T. Lenehan $1,594,697; Mr. R. J. Darretta $1,246,130; Dr. P.
A. Peterson $919,567 and Mr. R. S. Larsen $3,184,883. The approximate years of service for each Named Officer as of the end of the last fiscal year is: Mr. W.
C. Weldon 31 years;

Mr. R. N. Wilson 38 years; Mr. J. T. Lenehan 26 years; Mr. R. J. Darretta 35 years; Dr. P. A. Peterson 9 years; and Mr. R. S. Larsen 38 years.

     As permitted by the Employee Retirement Income Security Act of 1974, the Company has adopted a supplemental plan which is designed to provide the amount of retirement benefits which cannot be paid from the Retirement Plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. The amounts shown in the Pension Plan Table include the amounts payable under the supplemental plan.

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as the independent auditors for the Company and its subsidiaries for the fiscal year 2003. Shareowner ratification of the appointment is not required under the laws of the State of New Jersey, but the Board has decided to ascertain the position of the shareowners on the appointment. The Board of Directors will reconsider the appointment if it is not ratified. The affirmative vote of a majority of the shares voted at the meeting is required for ratification.

     During fiscal years 2001 and 2002, PricewaterhouseCoopers not only acted as the independent auditors for the Company and its subsidiaries (work related to auditing the annual financial statements for those fiscal years and reviewing the financial statements included in the Company's Forms 10-Q), but also rendered on behalf of the Company and its subsidiaries other services, including management consulting services, litigation support/dispute analysis services, tax services, regulatory/contractual compliance and risk assessment services, information technology controls projects, employee benefit services and other accounting and auditing services. The following table sets forth the aggregate fees billed or expected to be billed by PricewaterhouseCoopers for audit services rendered in connection with the financial statements and reports for fiscal years 2001 and 2002 and for other services rendered during those fiscal years on behalf of the Company and its subsidiaries, as well as all "out-of-pocket" costs incurred in connection with these services, which have been or will be billed to the Company.

     In January 2002, in response to public concerns about the integrity of independent audits, Johnson & Johnson adopted a policy which prohibits the Company or any of its affiliates from entering into most non-audit related management consulting arrangements with its independent auditors. The policy applies to all "Management Consulting Services," "Financial Information Systems Design and Implementation" services and "Other Information Systems Design and Implementation" services, as shown in the table below. The policy does not affect pre-existing arrangements, which can continue, but cannot be expanded in scope or renewed. The fees listed below as incurred in 2002 for "Management Consulting Services," "Financial Information Systems Design and Implementation" services and "Other Information Systems Design and Implementation" services were all incurred pursuant to arrangements which were in effect prior to January 2002. In addition, substantially all of those fees listed below as incurred in 2002 for "Management Consulting Services," "Financial Information Systems Design and Implementation" services and "Other Information Systems Design and Implementation" services were incurred in connection with services provided by PricewaterhouseCoopers Consulting, the management consulting division of PricewaterhouseCoopers, which was divested by PricewaterhouseCoopers and acquired by IBM as of October 1, 2002. It is expected that the independent auditors will continue to provide certain accounting, additional auditing, tax and other services to Johnson & Johnson and its affiliates.

                                                            2001(1)        2002
                                                          -----------   -----------
Audit Fees..............................................  $ 9,000,000   $10,200,000
Financial Information Systems Design and
  Implementation........................................  $ 6,700,000   $39,400,000
All Other Fees:
  Management Consulting Services........................  $14,300,000   $ 2,800,000
  Other Information Systems Design and Implementation...   12,300,000    15,800,000
  Tax Services..........................................   11,800,000    12,600,000
  Litigation Support/Dispute Analysis Services..........    8,400,000     5,000,000
  Employee Benefit Services.............................    2,400,000     1,500,000
  Compliance and Risk Assessment Services...............      600,000     1,320,000
  Information Technology Controls Projects..............           --       780,000
  Other Accounting and Auditing Services................    3,300,000     3,500,000
                                                          -----------   -----------
  Total All Other Fees..................................  $53,100,000   $43,300,000

---------------

(1) Certain amounts for fiscal year 2001 have been reclassified to conform to the current year presentation. In addition, the amount listed for "Tax Services" for 2001 includes fees of approximately $2,000,000 which were inadvertently omitted from the calculation of fees for last year's Proxy Statement.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareowners and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from shareowners during the meeting.

                                 OTHER MATTERS

     The Board of Directors does not intend to bring other matters before the meeting except items incident to the conduct of the meeting, and the Company has not received timely notice from any shareowner of an intent to present a proposal at the meeting. On any matter properly brought before the meeting by the Board or by others, the persons named as proxies in the accompanying proxy, or their substitutes, will vote in accordance with their best judgment.

                                                                       EXHIBIT 1

                         CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF JOHNSON & JOHNSON

     The Audit Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Johnson & Johnson (the "Company") by providing oversight of the financial management, independent auditors and financial reporting procedures of the Company, as well as such other matters as directed by the Board or this Charter.

MEMBERSHIP OF THE COMMITTEE

     1. The Committee shall be comprised of not less than three members of the Board.

     2. The composition of the Committee shall meet all the requirements of the Audit Committee Policy of the New York Stock Exchange, which, among other things, prohibits any officer or employee of the Company from serving on the Committee.

     3. Each Committee member shall have no other relationship to the Company that may interfere with the exercise of his or her independence from management and the Company, including the receipt from the Company of any compensation other than directors' fees and other compensation related to their service as a director.

     4. Each Committee member shall be financially literate or shall become financially literate within a reasonable period of time after appointment to the Committee.

MEETINGS OF THE COMMITTEE

     1.  The Committee will meet formally at least four times each fiscal year.

     2. The Committee will hold separate private meetings at least twice each fiscal year with each of the Vice President of Internal Audit, a representative of the independent auditors, the General Counsel and the Chief Financial Officer.

KEY RESPONSIBILITIES

     The Company's management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee is responsible for overseeing the conduct of these activities by the Company's management and the independent auditors. The financial management and the independent auditors of the Company have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work. The Committee is also responsible for preparing the Report of the Audit Committee that SEC rules require be included in the Company's annual proxy statement.

     In carrying out its oversight responsibilities, the Committee shall perform the following functions:

 Oversight of Independent Auditors.

     In the course of its oversight of the independent auditors as provided under this Charter, the Committee will be guided by the premise that the independent auditors are ultimately accountable to the Board and the Committee.

     1. The Committee, subject to any action that may be taken by the full Board, shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The Committee shall assist the Board in its oversight of the qualifications, independence and performance of the independent auditors.

     2.  The Committee shall:

        (i) receive from the independent auditors annually, a formal written statement delineating the relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

        (ii) discuss with the independent auditors the scope of any such disclosed relationships and their impact or potential impact on the independent auditors' independence and objectivity; and

        (iii) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the auditors' independence.

     3. The Committee shall review and approve the original proposed scope of the annual independent audit of the Company's financial statements and the associated engagement fees, as well as any significant variations in the actual scope of the independent audit and the associated engagement fees.

     4. The Committee shall set hiring policies for employees or former employees of the independent auditors.

     5. The Committee shall review the independent auditors' report relating to reportable conditions in the internal control structure and financial reporting practices.

     6. The Committee shall review with the independent auditors any difficulties the auditors encountered in the course of the audit work, including restrictions on the scope of work or access to requested information, and any significant disagreements with management.

 Oversight of Internal Auditors.

     The Committee shall review and discuss with management and the independent auditors:

     1.  The quality and adequacy of the Company's internal accounting controls.

     2. The organization of the internal audit department, the adequacy of its resources and the competence and performance of the internal audit staff.

     3. The audit risk assessment process and the proposed scope of the internal audit department for the upcoming year and the coordination of that scope with independent auditors.

     4. Results of the internal auditors' examination of internal controls including summaries of inadequate reports issued and/or management improprieties together with management's response thereto.

 Oversight of Management's Conduct of the Company's Financial Reporting Process.

     1. Audited Financial Statements. The Committee shall discuss with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Shareowners if distributed prior to the filing of Form 10-K) and review and consider with the independent auditors the matters required to be discussed by the applicable Statement of Auditing Standards ("SAS"). Based on these discussions, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Annual Report on Form 10-K (or the Annual Report to Shareowners).

     2. Interim Financial Statements. The Committee, through its Chairman or the Committee as a whole, will review with management and the independent auditors, prior to the filing thereof, the Company's interim financial results to be included in the Company's quarterly reports on Form 10-Q and the matters required to be discussed by the applicable SAS.

     3.  Financial Reporting Practices.  The Committee shall review:

        (i) Changes in the Company's accounting policies and practices and significant judgments that may affect the financial results.

        (ii) The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

        (iii) The effect of changes on accounting standards that may materially affect the Company's financial reporting practices.

 Assist the Board in Oversight of the Company's Compliance with Policies and Procedures Addressing Legal and Ethical Concerns.

     1.  The Committee shall review and monitor, as appropriate:

        (i) Results of compliance programs, including the Company's Policy on Business Conduct.

        (ii) Litigation or other legal matters that could have a significant impact on the Company's financial results.

        (iii) Significant findings of any examination by regulatory authorities or agencies, in the areas of securities, accounting or tax, such as the Securities and Exchange Commission or the Internal Revenue Service.

        (iv) The Company's process for the completion of the CEO and CFO SEC certification requirements.

     2. The Committee shall report regularly to the Board on its meetings and discussions and review with the Board significant issues or concerns that arise at Committee meetings.

     3. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

     4. The chairman or any one or more members of the Committee, as designated by the Committee, may act on behalf of the Committee.

     5. The Committee shall have authority to retain and consult with outside legal, accounting or other advisors as the Committee may deem appropriate.

     6. The adequacy of this Charter shall be reviewed by the Committee on an annual basis. The Committee will recommend to the Board any modifications to this Charter, which the Committee deems appropriate, for approval by the Board.

                                                                       EXHIBIT 2

                     CHARTER OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                              OF JOHNSON & JOHNSON

COMMITTEE'S PURPOSE

     The Compensation Committee is appointed by the Board of Directors ("Board") to discharge the Board's duties and responsibilities relating to compensation of the Company's directors and executive officers.

COMMITTEE MEMBERSHIP

     The Compensation Committee shall be composed entirely of not less than three non-employee, independent members of the Board of Directors. All members of the Committee shall meet the "independence" requirements of the New York Stock Exchange and any applicable laws, rules and regulations.

     The Board, by resolution of a majority of the non-employee directors, shall appoint the members of the Committee. Each member of the Committee shall be literate in compensation-related matters. Such literacy shall be determined by the Board in its business judgment.

COMMITTEE CHAIRMAN

     The Board, by resolution of a majority of the non-employee directors, shall designate one member of the Compensation Committee to act as the Chairman of the Compensation Committee. The Compensation Committee member so designated shall
(a) chair all meetings of the Compensation Committee; (b) coordinate the evaluation of the performance of the Chief Executive Officer ("CEO"); and (c) perform such other activities as from time to time are requested by the other directors or as circumstances indicate.

COMMITTEE'S DUTIES AND RESPONSIBILITIES

      1. The Committee shall produce an annual report on executive compensation for inclusion in the Company's proxy statement.

      2. The Committee shall assess the Company's financial and non-financial performance against the background of the factors and principles outlined in the Credo, evaluate the CEO in light of this performance, and set the CEO's compensation level based on this evaluation. Such non-financial factors typically include managing Credo responsibilities, talent management (including developing a diverse superior talent pool), Process Excellence and progress in research and development.

      3. The Committee shall review and provide oversight of the Company's compensation philosophy and composition of the peer company community used for market comparison, and shall approve the establishment of competitive targets versus the peer community and all equity-based plans requiring shareholder approval.

      4. The Committee shall review eligibility criteria and award guidelines for corporate-wide compensation programs in which management level employees participate, including Stock Compensation, Stock Options and Certificates of Extra Compensation.

      5. The Committee shall conduct an annual evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

      6.  The Committee shall make regular reports to the Board.

      7. The Committee shall review and approve any recommended compensation actions for the Company's Executive Committee members, including base salary, annual incentive bonus, stock option awards, Certificates of Extra Compensation and Standards of Leadership awards.

      8. The Committee may form and delegate authority to subcommittees when appropriate.

      9. The Committee has delegated to the Company's Management Compensation Committee, comprised of members of the Executive Committee, the responsibility for the review and approval of the compensation of non-Executive Committee officers and other key executives of the Company.

     10. The Committee shall review verification from the Company's independent auditors that compensation awards to members of the Executive Committee, including the CEO, comply with all requirements of the Company's Executive Incentive Plan.

     11. The Committee shall determine and/or approve awards to employees of stock options pursuant to any of the Company's employee Stock Option Plans and to exercise such other power and authority as may be permitted or required under such Stock Option Plans. At the Committee's discretion, the approval of stock option awards to employees, other than to members of the Executive Committee, may be delegated to the Management Compensation Committee.

     12. The Committee shall from time to time review and approve compensation (fees and equity) for the non-employee directors.

     13. The Committee shall have the responsibility to comply with applicable requirements as established by the Securities and Exchange Commission, New York Stock Exchange or other governing regulatory authority regarding compensation consultants used to assist in the evaluation of the CEO, other executive officers or non-employee members of the Board.

     14. The Committee shall have the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

     15. The Committee shall, on an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

                                                                       EXHIBIT 3

                CHARTER OF THE NOMINATING & CORPORATE GOVERNANCE
                      COMMITTEE OF THE BOARD OF DIRECTORS
                              OF JOHNSON & JOHNSON

PURPOSE OF THE COMMITTEE

     The Nominating & Corporate Governance Committee (the "Committee") shall report to and assist the Board of Directors (the "Board") of Johnson & Johnson (the "Company"). The purpose of the Committee shall be to identify qualified individuals for membership on the Board; recommend to the Board the director nominees for the next annual meeting of shareowners; develop and recommend to the Board a set of corporate governance guidelines for the Board; and provide oversight of the corporate governance affairs of the Board and the Company.

MEMBERSHIP ON THE COMMITTEE

     1. The Committee shall be comprised of not less than three members of the Board.

     2. All members of the Committee shall be independent directors, as independence is defined in accordance with the rules, regulations and standards of the New York Stock Exchange, and as determined in the business judgment of the Board.

     3. Members of the Committee shall be appointed and may be removed by the Board.

DUTIES AND RESPONSIBILITIES OF THE COMMITTEE

      1. Criteria for Nomination to the Board: The Committee shall set general criteria for nomination to the Board.

      2. Nomination of Directors: The Committee shall annually consider the size, composition and needs of the Board and consider and recommend candidates for membership on the Board. The Committee shall recommend to the Board each year the director nominees for election at the next annual meeting of shareowners. Upon the recommendation of the Committee, the Board may elect a director to the Board during the course of the year to serve until the next annual meeting of shareowners.

      3. Committees of the Board: The Committee shall review annually the purpose of the Committees of the Board, recommend to the Board any changes deemed necessary or desirable to the purpose of the Committees and whether any Committees should be created or discontinued, and recommend to the Board the directors and Chairman to be appointed to each Committee.

      4. Corporate Governance Guidelines: The Committee shall develop and recommend to the Board for approval a set of corporate governance guidelines for the Board. The Committee shall review these guidelines on an annual basis and recommend to the Board any changes deemed necessary or desirable. The Committee shall also have oversight of the corporate governance affairs of the Company and shall review annually the corporate governance practices and policies of the Company.

      5. Evaluation Process: The Committee shall develop and recommend to the Board an annual performance evaluation process for the Board and its Committees. The Committee shall oversee the process which the Board and its Committees use to conduct annual performance evaluations.

      6. Self-Evaluation: On an annual basis, the Committee shall conduct a self-evaluation of its performance in fulfilling its duties and responsibilities under this Charter.

      7. Conflicts of Interest: The Committee shall consider questions of possible conflicts of interest of the Board members, as such questions arise.

      8. Succession Planning: The Committee shall review at least annually with the Chairman/ CEO the succession plans relating to the positions of Chairman/CEO, Vice Chairman and other members of the Executive Committee, and shall make recommendations to the Board with respect to the selection of individuals to hold the positions of Chairman/CEO and Vice Chairman.

      9. Reports to the Board: The Committee shall report regularly to the Board on its meetings and review with the Board significant issues and concerns that arise at meetings of the Committee.

     10. Director Orientation: The Committee shall review and recommend, as appropriate, director orientation and continuing orientation programs for members of the Board.

     11. Charter Review: On an annual basis, the Committee shall review the adequacy of this Charter, and recommend to the Board any modifications or changes hereto for approval by the Board.

MEETINGS OF THE COMMITTEE

     The Committee will meet at least three times each year. The Chairman/CEO shall attend at least a portion of each meeting of the Committee. In the discretion of the Chairman of the Committee, but at least once each year, the members of the Committee shall meet in Executive Session.

ADDITIONAL AUTHORITY OF THE COMMITTEE

     1. The Committee shall have the authority to delegate any of its responsibilities to subcommittees as the Committee may deem appropriate in its discretion.

     2. The Committee shall have authority to retain outside counsel and other advisors as the Committee may deem appropriate in the conduct of its duties and responsibilities under this Charter.

                                                        NOTICE OF
                                                        2003 ANNUAL
                                                        MEETING AND
                                                        PROXY
                                                        STATEMENT

                                                        [JOHNSON & JOHNSON LOGO]

                            [JOHNSON & JOHNSON LOGO]


                PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                 ANNUAL MEETING OF SHAREOWNERS ON APRIL 24, 2003

                                     PROXY

      The undersigned hereby appoints R.J. Darretta and R.S. Fine and each or either of them as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Johnson & Johnson which the undersigned is entitled to vote at the Annual Meeting of Shareowners of the Company to be held on April 24, 2003 at 10:00 a.m. at the Hyatt Regency Hotel, Two Albany Street, New Brunswick, New Jersey, and any adjournments or postponements thereof, upon the matters listed on the reverse side hereof and, in their discretion, upon such other matters as may properly come before the meeting. The proxies appointed hereby may act by a majority of said proxies present at the meeting (or if only one is present, by that one).

Election of Directors.  Nominees:

01. Gerard N. Burrow, 02. James G. Cullen, 03. Robert J. Darretta, 04. M. Judah Folkman, 05. Ann D. Jordan, 06. Arnold G. Langbo, 07. James T. Lenehan, 08. Leo
F. Mullin, 09. David Satcher 10. Henry B. Schacht, 11. William C. Weldon.

                          (change of address/comments)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)


IF YOU DO NOT PLAN TO VOTE BY TELEPHONE OR THE INTERNET, PLEASE RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS JUST SIGN THE REVERSE SIDE; NO BOXES NEED TO BE MARKED.

                                  -----------
                                  SEE REVERSE
                                      SIDE
                                  -----------


 - DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR THE INTERNET -




                  ELECTRONIC DELIVERY OF PROXY MATERIALS

SIGN UP TO RECEIVE NEXT YEAR'S ANNUAL REPORT AND PROXY MATERIALS VIA THE INTERNET. NEXT YEAR WHEN THE MATERIALS ARE AVAILABLE, WE WILL SEND YOU AN E-MAIL WITH INSTRUCTIONS WHICH WILL ENABLE YOU TO REVIEW THESE MATERIALS ON-LINE. TO SIGN UP FOR THIS OPTIONAL SERVICE, VISIT HTTP:// WWW.ECONSENT.COM/JNJ.




                JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS

IF YOU ARE AN EMPLOYEE AND HOLD STOCK IN ONE OF THE JOHNSON & JOHNSON EMPLOYEE SAVINGS PLANS, THIS PROXY CARD COVERS THOSE SHARES HELD FOR YOU IN YOUR SAVINGS PLAN, AS WELL AS ANY OTHER SHARES REGISTERED IN YOUR OWN NAME. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET), YOU WILL AUTHORIZE THE TRUSTEE OF YOUR SAVINGS PLAN TO VOTE THOSE SHARES HELD FOR YOU IN YOUR SAVINGS PLAN AS YOU HAVE DIRECTED.

       PLEASE MARK YOUR
 /X/   VOTES AS IN THIS
       EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

                                    FOR            WITHHELD
1.   Election of
     Directors                      / /              / /
     (see reverse)

                                    FOR             AGAINST            ABSTAIN
2.  Ratification of
    appointment of                  / /               / /                / /
    PricewaterhouseCoopers
    as independent auditors


For, except vote withheld from the following nominee(s):


------------------------------------

                                   1          2        NONE
REQUEST FOR
ADMISSION TICKET(S)               / /        / /        / /
TO ANNUAL MEETING.


SPECIAL          Discontinue                          Change of
ACTION           Annual Report          / /           Address/              / /
                 Mailing for this                     Comments on
                 Account                              Reverse Side;
                                                      Mark this box

 The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

 Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     SIGNATURE(S)                                          DATE


--------------------------------------------------------------------------------

  - DETACH HERE AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE IF YOU ARE NOT
                      VOTING BY TELEPHONE OR THE INTERNET.

                        VOTE BY TELEPHONE OR THE INTERNET
                            QUICK - EASY - IMMEDIATE

Johnson & Johnson encourages you to take advantage of two cost-effective and convenient ways to vote your shares.

You may vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON APRIL 23, 2003.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed and returned your proxy card.

If you are a registered shareowner and vote by telephone or the Internet, there will be applicable instructions to follow when voting to indicate if you would like to receive an Admission Card for the Annual Meeting.

VOTE BY PHONE:      ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                    (1-877-779-8683) FROM THE U.S. AND CANADA OR DIAL
                    201-536-8073 FROM OTHER COUNTRIES.

                                       OR

VOTE BY INTERNET:   POINT YOUR BROWSER TO THE WEB ADDRESS:
                    HTTP://WWW.EPROXYVOTE.COM/JNJ

                                       OR

VOTE BY MAIL:       Mark, sign and date your proxy card and return it in the
                    postage-paid envelope. IF YOU ARE VOTING BY TELEPHONE OR THE
                    INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.